Exhibit 99.2

May 3, 2016

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us. We’ll start with a snapshot of our business in the first quarter. After that, we’ll explain our service offerings in more depth. We’ll define the strategy that has made XPO a top ten global transportation and logistics company and drives our plan to create significant long-term shareholder value. And then we’ll summarize our quarterly financial results.

We run our business on a highly integrated, global basis under the single brand of XPO Logistics. For 2016, we’re on track to generate $15 billion of revenue and at least $1.25 billion of adjusted EBITDA.

The company has two reporting segments: logistics and transportation. Within each segment, we have built robust service offerings that meet fast-growing areas of customer demand. In our transportation segment, we provide freight brokerage, last mile, expedite, intermodal, LTL, full truckload, and global forwarding services. In our logistics segment, we provide a range of contract logistics services, including highly engineered and customized solutions, e-commerce fulfillment and reverse logistics, as well as high-value-add warehousing and distribution solutions such as factory support, aftermarket support, integrated manufacturing, packaging, labeling, distribution and transportation.

In transportation, North American volumes remained soft in the quarter, while European trends were more favorable. Our fastest top line growers continue to be truck brokerage and last mile.

Our truck brokerage business is gaining share with our existing brokerage customers, as shippers consolidate their freight with fewer, larger 3PLs. This trend plays right to our strengths of scale, lane density, service range and cutting-edge technology. In addition, truck brokerage is a big beneficiary of cross-selling, because most customers in our other lines of business need brokerage services of some kind. In Europe, we’re making significant investments in technology, and we’re rolling out our Freight Optimizer platform in the European brokerage operations.

Our last mile business is also taking share in its sector. First quarter revenue was up 33% from a year ago, with almost all of that purely organic, and margins are expanding. We’ve already closed $30 million of new last mile business this year, and we have another $200 million in the pipeline. It’s another fast-growing revenue stream that’s being fueled by cross-selling, and by the growth in e-commerce.

Our LTL business is returning exciting performance. In the first full quarter of results, we significantly grew our adjusted operating income from LTL by 54%, compared with a year ago. Our new head of LTL, transportation veteran Tony Brooks, has instilled a culture of accountability that has the team focused on customer satisfaction and profitable growth. Line haul productivity has already improved, and we’re heavily investing in technology, including the launch of mobile handheld devices for dockworkers and drivers. We’re also adding salespeople and strategic account managers and have an exciting opportunity to cross-sell LTL to our full customer base in North America and serve these customers even more completely.

We’re continuing to execute on our plan to improve the annual profit of our LTL business by $170 million to $210 million by late 2017. Just six months in, we have a $90 million run rate of annual profit improvement in hand. We’ve been moving forward with speed and precision: we rebid a $550 million spend on line-haul at significant savings; eliminated approximately 440 positions, mostly administrative, management and back office; and have a global sourcing plan underway for tractors, trailers, diesel, tires, office supplies and other categories.

In logistics, we’ve steadily added vertical expertise and salespeople. The large contracts we signed in 2015 and early this year will continue to drive revenue growth through 2016. We’re now working on a very active pipeline on both sides of the Atlantic that we expect will accelerate growth again in 2017 and 2018.

Our global logistics pipeline for new business is approximately $950 million. The European pipeline of over half a billion euros is up about 25% from first quarter last year. There’s a lot of interest in e-fulfillment, where we’re the leader in Western Europe. We’ve added salespeople and rolled out a CRM platform, which has helped XPO win contracts with premier customers such as Renault, Iceland and Heineken, as well as a high-profile collaboration with Sogaris and Eurorail on the innovative urban shuttle project in Paris. In North America, our logistics pipeline contains over $400 million of potential business, up significantly from about $150 million at the beginning of this year. These are active bids, mostly in consumer packaged goods, chemicals, food and beverage, high tech and healthcare.

The integration of our European business is substantially complete and we are solidly on track in assimilating our LTL operations.

That’s the update on our businesses. Now let’s take a deeper look into XPO.

Today, we have approximately 87,000 employees at 1,440 locations in 33 countries operating under the single brand of XPO Logistics. On a typical day we facilitate 150,000 ground shipments and manage over five billion inventory units in our contract logistics facilities. Within each of our business segments, we’ve built robust service offerings in the areas customers value most strongly.

With logistics, which we call supply chain, we’re the second largest provider in the world. Logistics is a $120 billion combined market in North America and Europe. We’re already a major player in both of these regions.

Our logistics segment provides a range of services, including highly engineered and customized solutions, value-added warehousing and distribution, and other inventory solutions. We perform e-commerce fulfillment, reverse logistics, storage, factory support, aftermarket support, integrated manufacturing, packaging, labeling, distribution and transportation, as well as optimization services such as supply chain consulting and production flow management.

We operate approximately 151 million square feet (14 million square meters) of facility space devoted to our contract logistics operations, with about 65 million square feet (6.1 million square meters) of that capacity in the United States.

Contract logistics is compelling for a lot of reasons. In North America and Europe, it’s growing at about two to three times GDP as companies continue to outsource segments of their supply chain to gain efficiencies. Large parts of it are non-commoditized. And there’s a low cyclicality to the business because our services are critical to our customers’ business operations. Our average contractual agreement is five years, and our contracts have extremely high renewal rates. When we establish these relationships, it can lead to a wider use of our services, such as inbound and outbound logistics. And even though we’re number two globally, we still have only a small share of the industry.

Our contract logistics customers are the preeminent names in aerospace, technology, manufacturing, e-commerce, retail, life sciences, wireless, chemical, healthcare, cold chain and other industries where outsourcing is taking root. Food and beverage storage is a specialty of ours – about €1.5 billion of our annual logistics revenue in Europe is related directly or indirectly to food and beverage or other critical-care commodities.

One of the most exciting parts of our contract logistics range is e-fulfillment. We’ve built a major platform in e-commerce through contract logistics services in both North America and Europe. Our North American contract logistics business provides highly customized solutions for omni-channel distribution. In Europe, our €2.3 billion contract logistics business includes about €350 million of e-fulfillment revenue within a €5 billion e-fulfillment market opportunity.

Our other segment – transportation – includes our businesses for LTL, truck brokerage, last mile, intermodal, expedite, truckload and global forwarding. We’ve already brought you up to date on our integration of LTL. Now we’ll give you more details about the operations and the growth opportunity.

We have a blended transportation model of brokered, owned and contracted capacity in North America and Europe. We can use our “asset right” model to serve customers consistently in all market conditions and further differentiate our value proposition. Our owned transportation assets include 19,000 tractors, 47,000 trailers, 10,000 intermodal containers and 9,000 container chassis. We also have 438 cross-dock terminals worldwide, and 748 contract logistics facilities. These assets benefit our company and our customers, especially during periods of tight capacity.

We’re an asset-light company, with assets accounting for about a third of our revenue and less than a quarter of our free cash flow. Our estimated net capex is only about 3% of revenue.

In 2016, LTL service levels are up: our on-time pickup is up, our on-time delivery is up, our line-haul productivity is up, and our damages and claims are down.

That’s saying a lot – the 2015 Mastio LTL Carrier Customer Value and Loyalty Report was recently released, and shippers ranked our LTL business number one among national LTL carriers in the categories of:

•	Trustworthiness;

•	Shipments picked up when promised;

•	Shipments delivered when promised;

•	Ability to meet appointment times for pick-up;

•	Shipments delivered with no shortages;

•	Competitive transit times;

•	Billing accuracy; and

•	Claims processing.

So we had a high bar to surpass. We continue to offer more next-day and two-day lanes than any other LTL provider, and we cover about 99% of all the zip codes in North America.

Another big growth opportunity is our truck brokerage business. It continues to be on the fast track. We’re the second largest global provider of freight brokerage services, which is a $3 billion business for us worldwide. This includes Europe, where we generate over €1 billion of brokerage business annually – a tiny fraction of the addressable market. We’re experienced in facilitating industrial flows of raw materials and finished goods, consumer goods, sensitive freight, and freight that is high-value or high-security.

Freight brokerage is part of a global ground transportation industry that’s both fragmented and diverse. Truck capacity is critically important to shippers – and it will become even more of a priority as the driver shortage worsens and more regulatory constraints are brought to bear in coming years. Our assets give us a bigger seat at the table with large shippers, where we can also offer them our leading brokerage services and other solutions.

Last mile logistics is an outsized performer in our service range. It involves the final stage of the delivery of goods to homes and businesses. Last mile is a fragmented sector where we’re the number one provider of logistics services for home delivery of heavy goods in the U.S. – but we hold less than 7% share of the $13 billion market. There are two tailwinds driving sector growth at five to six times GDP: the trend toward outsourcing and, again, the growth in e-commerce.

There are about 30 big-box retailers in North America, and XPO is the main outsourced provider for the last mile of heavy goods for nearly all of them. Last year we facilitated over 10 million last mile deliveries, and this year we expect that number to be over 12 million. Our independent contractors often take the goods inside the home, where they perform white glove services such as assembly and installation.

Given the projected demand for e-fulfillment, and our foothold along the e-commerce supply chain, we believe that e-commerce is an area of tremendous potential. Online commerce is expected to grow at a compound annual rate of 18% to 21% worldwide through at least 2018. We’re well positioned to expand our last mile operations in North America and our e-fulfillment platform in Europe to capture this growth.

In North America, in addition to our ongoing business development, we’ve been successful in securing a very large, multi-year last mile contract that we’re uniquely qualified to handle. And in Europe, where last mile logistics is a fragmented landscape with many regional providers, there’s a large opportunity for us to apply our technology and expertise. We’ve launched a last mile network in Europe, and have already signed our first large customer.

Intermodal in North America is another growth opportunity for us. Intermodal is a combination of rail transport and drayage trucking that is usually a more cost-effective way for shippers to move long-haul freight, versus straight trucking.

Intermodal rail and drayage is a $22 billion sector that’s growing at about three to five times GDP, although it’s been sluggish over the last year given low fuel prices and loose truck capacity. Despite this, we’ve been able to increase our bidding activity, largely through cross-selling, and our sales trends have been improving.

We’ve taken a lot of costs out of the intermodal network. We also launched our proprietary Rail Optimizer technology last year, which consolidated a lot of systems to give us better visibility across the entire organization. This improved customer satisfaction almost immediately, and our on-time intermodal performance is now at a record high, while empty miles have improved.

The near-shoring trend of manufacturing in Mexico has been a boon to intermodal. It’s driving up the volume of cross-border freight. For companies with North American market interests, Mexico’s competitively priced labor force and greater speed-to-market measure up favorably against overseas alternatives such as China. In addition, the railroads and the Mexican government have invested heavily in transportation infrastructure, attracting billions of dollars in new plant construction by global manufacturers.

We have a 30-year history in Mexico, and deep relationships with the railroads. We’re on the front lines of near-shoring production for automotive, industrial goods, machinery and consumer goods. Even at the current level of cross-border activity, it’s estimated that there are approximately 2.8 million truck movements across the U.S.-Mexico border each year, so there’s considerable potential for us to convert truck to rail.

Our expedite business is also number one in a fast-growing space that’s benefitting from outsourcing. Expedite shipments are time-critical goods or raw materials that have to get somewhere very quickly, typically on very little notice. It’s a $5 billion sector in North America, growing at an estimated rate of three to four times GDP. One secular driver of expedite demand is the trend toward just-in-time urgent shipments or JIT.

JIT is a supply chain strategy that requires third party logistics (3PL) support for both manufacturing production and inventory management. As the largest facilitator of expedited shipments, we have the resources to respond and pivot very quickly. We have a network of contracted owner operators who handle ground transportation; an air charter logistics service that assigns loads through an online bid platform; and managed transportation, where our technology holds an auction on the internet every 12 minutes. Expedite carriers bid on freight, and we take a fair markup for handling the logistics: the track-and-trace and back office. We’re the largest managed transportation provider of expedite in North America.

Not only does our expedite team serve customers with time-critical needs; they serve our other businesses as well. For example, if a rail track repair stalls a container into Mexico, we can put those goods on a chartered aircraft, or off-load them to an expedite ground carrier in our network. Our ability to find solutions to almost any challenge – often saving our customers thousands of dollars in manufacturing downtime – is a major advantage of our integrated organization.

Another component of our transportation segment is global forwarding. While we’re still a relatively small player at only around $400 million of annual revenue in a $150 billion sector, we’re beginning to see the benefits of our growing footprint. Global forwarding requires domestic, cross-border and international expertise.

The shipments we forward may have origins and destinations within the same country, or move between countries or continents. They may travel by ground, air, ocean, or some combination of these modes. XPO has a network of independent market experts who provide local oversight in thousands of key trade areas worldwide, and we hold OTI and NVOCC licenses. We believe that we can use our growing volume to purchase transportation more effectively for our global forwarding customers.

And finally, we’re a top five global provider of managed transportation, with approximately $2.7 billion of freight under management. Managed transportation is a service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. We have the advantages of global scale and big data to shine in every area of managed transportation. These are customer relationships built on trust, where we can be a hero to customers every day.

It’s worth noting that one important trend in our favor, across our service range, is the growing preference of companies to consolidate their supply chain relationships. This impacts more services than just brokerage. Many large companies, in particular, want to winnow down their supply chain relationships. Furthermore, if a company is multinational, a single provider such as XPO can help customers operate their supply chains more consistently, leading to greater efficiency.

We believe there are good reasons why this trend toward multi-modal will continue. Our integrated service offering can potentially reduce a customer’s freight spending and inventory holding costs; we offer flexible solutions that adapt as supply chains change; we can help with structuring an optimal supply chain; we provide technology solutions that use the power of big data to inform supply chain decisions; and we have the resources and infrastructure to provide world-class customer service.

So on both sides of the Atlantic, the fundamentals for value creation are very favorable: a large, growing, fragmented industry with underpenetrated market sectors; trends toward outsourcing in both transportation and logistics; more large companies turning to multi-modal providers; a boom in e-commerce that touches multiple lines of our service; and sector-specific drivers of growth, such as Mexico near-shoring and just-in-time production and inventory management.

As more customers turn to XPO for supply chain solutions, we empower our employees to deliver world-class service through our information technology. We place massive importance on innovation, because we believe that technology – in the hands of well-trained, outstanding employees – is the ultimate differentiator in our industry. We have a global team of over 1,500 IT professionals who understand how to drive innovation for the benefit of our customers.

Our commitment to technology is pervasive across the company. Our freight brokerage operations are integrated on our Freight Optimizer system, which is continually being enhanced. On the contract logistics side, we use proprietary technology to facilitate omni-channel distribution, reverse logistics, lean manufacturing support, aftermarket support, supply chain optimization and transportation management. Our logistics technology tracks over two billion inventory units at any given time in North America alone.

In our last mile business, we hold the patents on industry-leading software for real-time workflow visibility and customer experience management. This gives us a competitive advantage in the last mile space, because it documents our ability to deliver superior end-customer satisfaction ratings. It also allows us to move quickly to address any sub-par carrier performance.

We have a combined IT budget of over $400 million this year – and we’re happy to make that investment. We see the ongoing development of our proprietary technology as being critical to our ability to continually improve customer service and leverage our scale.

As we focus on leveraging our scale to serve customers, we’re also building resilience into our business model. Both our customer base and our footprint have a very healthy diversification. We serve more than 50,000 customers of all sizes and types. They operate in every major industry, and have thousands of different end markets. We’re not reliant on the economy of any one country, region or industry, and in 2015 our largest customer was just 1.4% of revenue.

As part of our strategy, we’re working diligently to raise our profile in front of every prospective customer that could benefit from our capabilities. One of the ways we do this is by providing comprehensive solutions to our strategic accounts through cross-selling.

Cross-selling is a really big deal at XPO. About 70% of our largest top 100 customers already use us for multiple services. We have our best salespeople across the organization – our strategic account managers – intensely focused on cross-selling our services to our largest customers. Our plan calls for doubling the number of strategic account managers this year. Our penetration opportunity with large accounts is huge. We can become increasingly valuable to these customers by solving more of their supply chain requirements with multiple XPO services.

Our experience tells us that the common denominator across all areas of transportation and logistics is that customers want results. Our company’s roots are in expedite, dating back more than 25 years, so a do-or-die mindset of meeting customer expectations is embedded in our DNA. Anything less than stellar service is not an option for us.

Transportation customers want on-time pickup and delivery, and contract logistics customers want their goods to flow smoothly through the supply chain process. If a disruption does occur, customers want to know about it right away and they want to see a solution. If you walk into any XPO office or facility, you’ll see that our people are trained to be professional, efficient and on top of things. They understand the importance of communication. And they know what it means to have a zero-fail mentality. We see an opportunity to continue to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

That sums up our many avenues for value creation. Now it comes down to operational excellence and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, has a unique track record in the business world. He started four companies from scratch prior to XPO, including two publicly traded corporations, and built each into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they acquired and integrated approximately 500 acquisitions and opened about 250 greenfield cold-start locations.

The two most recent companies Brad led prior to XPO were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, the stock outperformed the Index by 2.2 times.

Underlying this history is Brad’s ability to assemble world-class management talent to execute a business plan with great discipline. One of our most important competitive advantages at XPO is that we have a leadership team whose collective skill set matches our ambitious strategy. For a competitor to successfully copy our business plan, it would need to replicate our deep bench of talent – not only at the senior level, but in every key position. Here are just a few examples:

Troy Cooper is our chief operating officer and global head of XPO’s two operating segments: transportation and logistics. Troy previously worked with Brad to help build two public companies. As a vice president for United Rentals, he helped integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, he helped build an integrated network of 86 truck-based collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson and Hub Group, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Scott Malat is our chief strategy officer. Scott is responsible for our company’s strategy and capital structure, as well as analyzing potential acquisition opportunities and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he specialized in M&A opportunities.

Gordon Devens is our chief legal officer, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. After working at Skadden, Arps, Gordon spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. He has completed over 250 M&A transactions during his career.

Lance Robinson is our global chief accounting officer, responsible for the financial strategy, risk management, administration and control systems of our global accounting operations. He has extensive senior financial experience, including 10 years as global controller–mergers and acquisitions for General Electric, and positions as chief accounting officer and vice president of business development for NBC Universal. Earlier, he was senior manager–assurance practice with Arthur Andersen. Lance is a certified public accountant, chartered accountant and chartered global management accountant.

Mario Harik is our chief information officer. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that uses technology in innovative ways tied directly to customer service.

Ashfaque Chowdhury leads our contract logistics business as president of supply chain, Americas and Asia Pacific. Ashfaque joined XPO upon the acquisition of New Breed Logistics, where he spent more than 20 years delivering solutions to complex supply chain requirements. He initially served as XPO’s executive vice president and chief information officer for contract logistics in the Americas, leading the technology services and advanced solutions organizations. Ashfaque has implemented more than 100 logistics operations for some of the most preeminent companies in the world.

Malcolm Wilson is managing director of XPO’s logistics business in Europe. Malcolm has two decades of international experience in contract logistics management, including eight years with Norbert Dentressangle, where he served in a similar position and was a member of the executive board. Under Malcolm’s leadership, ND’s contract logistics business achieved global scale through a mix of organic growth and the integration of the Christian Salvesen and TDG acquisitions in the United Kingdom. He has been instrumental in developing ND’s global logistics operations into the company’s largest revenue-producing unit. Prior to ND, Malcolm held executive positions with Christian Salvesen, TDG and NYK Logistics.

Luis Angel Gomez is managing director of XPO’s transport business in Europe. Luis joined XPO with 15 years of transportation expertise, including eight years with Norbert Dentressangle, where he led the Iberian, then global, transport operations, and served on the executive board. His leadership has been key in developing value-added services as part of the company’s international growth strategy for transport, including LTL and palletized cross-border services in Europe and brokerage services. Luis is highly experienced in the dynamics of European markets – he joined ND as managing director of the company’s transport operations in Spain, and grew the business to become a top three geography for ND’s transport network. Prior to ND, Luis held executive positions with transportation companies Christian Salvesen Gerposa and Transportes Gerposa.

Tony Brooks leads our less-than-truckload business. He’s a 30-year career transportation and logistics executive who has run three of the largest fleets in North America, and spent 11 years with LTL long-haul carrier Roadway Express. Tony joined XPO from multinational food distributor Sysco, where he was responsible for North American field operations. Prior to Sysco, he served as senior vice president of logistics for Dean Foods, with responsibility for logistics, delivery, warehousing and fleet management. Earlier, over a decade in national operations with Sears, he drove significant cost efficiencies and improved safety performance. For PepsiCo/Frito-Lay, he held executive responsibility for regional transportation, fleet, warehousing and inventory management.

Karl Meyer leads our last mile business as its chief executive officer. XPO entered the last mile sector with the platform acquisition of 3PD – a company Karl founded and built into the premier U.S. last mile logistics provider, with a national network that facilitated millions of deliveries a year. His commitment to innovation produced some of the last mile industry’s most groundbreaking mobile technologies for real-time visibility and customer experience management. Karl began his logistics career on the shipper side. He led Home Depot’s multi-billion dollar delivery business and successfully transitioned these operations from an in-house to an outsourced model.

Jennifer Warner leads the company’s global ethics and compliance function as global chief compliance officer, and oversees U.S. legal operations as general counsel–Americas. She most recently served as vice president of compliance and deputy general counsel of Con-way, which was acquired by XPO in 2015. Earlier, Jen served as associate counsel for energy company NW Natural, and had a litigation, investigations, and labor and employment practice at Stoel Rives LLP and at Davis Wright Tremaine LLP.

Ludovic Oster is senior vice president of human resources for XPO Logistics Europe. Ludovic joined Norbert Dentressangle in 2008 as head of human resources and played a central role in the successful integration of all acquisitions made by ND from 2007 through its sale to XPO. He is a former member of the Norbert Dentressangle executive board, and previously held positions with Delphi and Valeo.

Greg Ritter is chief customer officer, responsible for developing integrated supply chain solutions for some of the largest companies in North America. Greg has more than three decades of sales and management experience in multi-modal transportation logistics. Prior to XPO, he served as president of Knight Brokerage, a subsidiary of one of the top ten transportation logistics providers in North America. Earlier, Greg spent 22 years with C.H. Robinson Worldwide.

Jean-Luc Declas is senior vice president of development for our supply chain business in Europe. He previously served in a similar role with Norbert Dentressangle, which he joined in 2004. Jean-Luc has nearly 20 years of logistics management experience, including five years with multinational Giraud Logistics, where he served first as managing director of Central Europe, and then as managing director of France.

Lori Blaney is vice president of sales and customer solutions for our less-than-truckload business. She’s responsible for the development and execution of our LTL growth strategy. Lori was with Con-way for more than 20 years before it was acquired by XPO, most recently as vice president of national account sales. Earlier, she served in management positions in sales operations, business development, marketing and human resources.

That gives you a sampling of the caliber of our management team. Now let’s turn to the financial results.

2016 is off to a very strong start. We generated $249 million of adjusted EBITDA in the quarter, and organic revenue growth of almost 12%, excluding fuel. Our freight brokerage and last mile businesses continued to lead our growth in North America, while in Europe, our transportation and logistics segments exceeded expectations for both sales and margins. Europe is about a third of our business, and it’s firing on all cylinders, with accelerating top line growth and margin expansion.

Our transportation segment improved net revenue margin and generated double-digit organic revenue growth in the quarter. Our logistics segment delivered adjusted EBITDA and operating income that were both higher than expected, led by volume increases from e-commerce and high tech, and the strong performance of the European business.

As of March 31, 2016, the company had approximately $280 million of cash and cash equivalents. Approximately 73% of our debt doesn’t mature until 2021 or later.

We remain solidly on track to achieve our financial targets:

•	For 2016, full year adjusted EBITDA of at least $1.25 billion.

•	For 2018, full year adjusted EBITDA of at least $1.7 billion.

Looking at XPO as a whole, our operations are meeting, or in many cases, beating plan despite a sluggish macro environment. There are a lot of reasons for this. We have a strong franchise in each of our service offerings. And we’re well diversified by geography, by verticals and types of service.

For example, contract logistics typically performs well in all parts of the cycle, whereas transportation is more cyclical. In Europe, the macro conditions are more favorable right now than in North America. E-commerce growth, which is on fire worldwide, helps our last mile and logistics businesses in the US, and our e-fulfillment business in Europe. Low fuel prices are a positive for trucking and a negative for intermodal, and should prices go up, we’ll still benefit.

We’re also benefiting from many opportunities that are unique to XPO. These include numerous synergies and cost savings from the two major acquisitions we did last year. We have internal initiatives underway around the world to serve our customers even better, continuously improve our performance, compensate and motivate our people, bring down our procurement costs, and expand our global cross-selling.

In summary, XPO Logistics is on the radar in every industry that requires transportation or logistics. Our significant investments in technology, and our leading positions in so many parts of the supply chain, are clearly resonating with customers. We’re not just selling brokerage or contract logistics or expedite. We’re working closely with customers to identify their supply chain goals, to help them become more efficient while taking out costs. Many times, this involves more than one of our services.

And finally, we’re a high-energy, highly disciplined company with many of the industry’s best operators leading all parts of the business. This is why we’ve been able to grow adjusted EBITDA by eight times from a year ago – with best-in-class organic growth on top of that.

Thank you for your interest!

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures as defined under SEC rules, including adjusted operating income for the less-than-truckload business unit for the quarters ended March 31, 2016 and 2015; and earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the quarters ended March 31, 2016 and 2015. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the appendix to this document. We believe that adjusted operating income improves comparability from period to period by removing the impact of nonrecurring expense items such as one-time transaction-related costs. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) tax consequences, and the following nonrecurring expense items: one-time transaction-related costs net of noncontrolling interests, unrealized foreign exchange cost, and a benefit to depreciation and amortization related to the updated purchase price allocation of acquired assets. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected maturity of the company’s debt, the expected ability to integrate operations, cross-sell services, realize cost savings, synergies and profit improvement opportunities, and our 2016 and 2018 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the Securities and Exchange Commission (“SEC”) and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.